
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      18,862,224
<SECURITIES>                               212,432,234<F1>
<RECEIVABLES>                                1,650,127
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            11,053,939<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             243,998,524
<CURRENT-LIABILITIES>                        6,663,446<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   236,661,378
<OTHER-SE>                                     673,700<F4>
<TOTAL-LIABILITY-AND-EQUITY>               243,998,524
<SALES>                                              0
<TOTAL-REVENUES>                             8,353,898<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,011,627<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,342,271
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          6,342,271
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 6,342,271
<EPS-PRIMARY>                                      .42
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $114,889,685 and Additional Loans of $20,749,108), Participating Insured Mortgages ("PIMs") of $48,643,027 and Mortgage-Backed Securities ("MBS") of $28,150,414
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $5,511,992 and prepaid participation servicing fees of $4,491,005 net of accumulated amortization of $1,398,433
<F3>Includes deferred income on Additional Loans of $6,649,949
<F4>Unrealized gain on MBS
<F5>Represents interest income on investments in mortgages and cash
<F6>Includes $823,240 of amortization expense for prepaid fees and expenses

